            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens, E.G., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, E.G., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------
                                    GIVE THE
         FOR THIS TYPE OF ACCOUNT:  SOCIAL SECURITY NUMBER
                                    OF--
-----------------------------------------------------------

       1.  An individual's account  The individual
       2.  Two or more individuals  The actual owner of the
           (joint account)          account or, if combined
                                    funds, the first
                                    individual on the
                                    account(1)
       3.  Husband and wife (joint  The actual owner of the
           account)                 account or, if joint
                                    funds, either person(1)
       4.  Custodian account of a   The minor(2)
           minor (Uniform Gift to
           Minors Act)
       5.  Adult and minor (joint   The adult or, if the
           account)                 minor is the only
                                    contributor, the
                                    minor(1)
       6.  Account in the name of   The ward, minor, or
           guardian or committee    incompetent person(3)
           for a designated ward,
           minor, or incompetent
           person
       7.  A. A revocable savings   The grantor-trustee(1)
              trust account (in
              which grantor is
              also trustee)
           B. Any "trust" account   The actual owner(1)
              that is not a legal
              or valid trust under
              State law
-----------------------------------------------------------

                                    GIVE THE EMPLOYER
         FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION NUMBER
                                    OF--
-----------------------------------------------------------
       8.  Sole proprietorship      The owner(4)
           account
       9.  A valid trust, estate,   The legal entity (do
           or pension trust         not furnish the
                                    identifying number of
                                    the personal
                                    representative or
                                    trustee unless the
                                    legal entity itself is
                                    not designated in the
                                    account title)(5)
      10.  Corporate account        The corporation
      11.  Religious, charitable,   The organization
           or educational
           organization account
      12.  Partnership account      The partnership
           held in the name of the
           business
      13.  Association, club, or    The organization
           other tax-exempt
           organization
      14.  A broker or registered   The broker or nominee
           nominee
      15.  Account with the         The public entity
           Department of
           Agriculture in the name
           of a public entity
           (such as a State or
           local government,
           school district, or
           prison) that receives
           agricultural program
           payments

______________________________________    ______________________________________

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE:IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE
     CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING PENALTIES
Payees specifically exempted from backup withholding on ALL payments include the following:*

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

  - The United States or any agency or instrumentality thereof.

  - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  - A foreign government or a political subdivision, agency or instrumentality thereof.

  - An international organization or any agency or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a)

  - An entity registered at all times during the tax year under the Investment Company Act of 1940.

  - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

  - Payments of patronage dividends where the amount received is not paid in money.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) to non-resident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE
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* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.